UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	56-2381368
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800, Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-122751

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1 (Reg.

No. 333-122751) of Reddy Ice Holdings, Inc. (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2005, as amended from time to time, under the caption “Description of Capital Stock”, and is incorporated herein by reference. The Registration Statement will be declared effective prior to or concurrently with this Form 8-A. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

ITEM 2.

EXHIBITS

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REDDY ICE HOLDINGS, INC.

Date: August 3, 2005

By:	/s/ Steven J. Janusek
Name: Steven J. Janusek
Title: Executive Vice President Chief Financial Officer and Secretary